EXHIBIT 10.6


                          GUARANTY AMENDMENT AGREEMENT



         This Guaranty Amendment Agreement ("Agreement"), dated as of June 28, 1996, is by and between McDonnell Douglas Corporation ("Guarantor"), a Maryland corporation, and McDonnell Douglas Finance Corporation ("MDFC"), a Delaware corporation.

         WHEREAS, the Guarantor and MDFC entered into a Supplemental Guaranty Agreement, dated as of December 30, 1993, as amended by Amendment No. 1 to Supplemental Guaranty Agreement dated as of March 28, 1996 (the "Supplemental Guaranty"); and

         WHEREAS, Section 5 of the Supplemental Guaranty provides that the Supplemental Guaranty will terminate on June 30, 1996 unless, among other things, the parties agree that MDFC's exposure on its TWA portfolio justifies a continuation of the Supplemental Guaranty; and

         WHEREAS, the parties agree that MDFC's exposure on its TWA portfolio justifies a continuation of the Supplemental Guaranty and the parties deem it to be in their mutual best interest to extend the termination date of the Guaranty on the terms and conditions set forth below; and

         WHEREAS,  the  Guarantor  and MDFC entered  into a separate  Deficiency
Guaranty, dated as of March 31, 1994, for each of five separate TWA lease agreements relating to MD-83 aircraft bearing U.S. registration marks N9405T, N9404V, N9403W, N9402W and N9406W (each a "Deficiency Guaranty" and collectively the "Deficiency Guaranties"); and WHEREAS, the Guarantor and MDFC agree that the continuation of the Supplemental Guaranty justifies a temporary reduction during such period of continuation of $2,000,000 of coverage under each Deficiency Guaranty;

         NOW, THEREFORE, in consideration of the premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The sixth line of Section 5 of the Supplemental Guaranty is hereby amended to read in full as follows:

            "on  June 30, 1998 unless (a) an Event of Default which could".

         2. The maximum aggregate amount covered by the Supplemental Guaranty is hereby reduced from $25,000,000 to $10,000,000 by amending the last line of
Section 1 of the Supplemental Guaranty to read in full as follows:

             "equal to $10,000,000."

         3. For the period from the date hereof until June 30, 1998, the maximum amount covered by each Deficiency Guaranty is hereby reduced by $2,000,000 by amending, effective until June 30, 1998, the sixth line of Section 2 of each Deficiency Guaranty to read in full as follows:

         "Aircraft, less $2,000,000, and (b) the then outstanding stipulated loss value set".

         4. As modified above, the Supplemental Guaranty and the Deficiency Guaranties shall remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment.


MCDONNELL DOUGLAS                      MCDONNELL DOUGLAS
FINANCE CORPORATION                    CORPORATION


By:      /S/ THOMAS J. MOTHERWAY       By:      /S/ JAMES F. PALMER
Its:     President                     Its:     Senior Vice President and
                                                Chief Financial Officer